Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”), dated as of September 01, 2015 (the “Effective Date”), amends the Employment Agreement, dated February 18, 2003, between Century Casinos, Inc. (“Century”) and Dr. Erwin Haitzmann (the “Employee”), as amended from time to time (the “Employment Agreement”).

RECITALS

WHEREAS, the Employment Agreement was amended on February 3, 2005 to transfer the Employee’s employment from Century to Century Casinos Europe GmbH (formerly known as Century Management und Beteiligungs GmbH) (“CCE”), a wholly-owned subsidiary of Century; and

WHEREAS, the parties hereto desire to further amend the Employment Agreement to, among other things, transfer the Employee’s employment from CCE to Century Resorts International Ltd. (“CRI”), a wholly-owned subsidiary of CCE.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	The introductory paragraph of the Employment Agreement is hereby amended as follows:

“This Employment Agreement (the “Agreement”), which became effective as of February 18, 2003, is by and among Century Resorts International Ltd., a Mauritius corporation (the “Employer” or the “Company”), Century Casinos, Inc., a Delaware corporation (“Century”) and Dr. Erwin Haitzmann (the “Employee”).

2.	The “Whereas” clauses contained in the Employment Agreement are hereby amended as follows:

“WHEREAS, the Employee is presently employed by the Company and has been employed by the Company, Century or Century Casinos Europe GmbH (“CCE”), a wholly-owned subsidiary of Century, since 1993;

WHEREAS, the Employee’s performance of his duties has been and continues to be critical to the success of Century and its subsidiaries; and

WHEREAS, the Company and the Employee desire to set forth in this Agreement the terms and conditions under which the Employee will be employed by the Company;”

3.	Section 4.2 of the Employment Agreement is hereby amended by adding the following sentence as the last sentence of Section 4.2:

“Alternatively, the Employee may choose to receive a monthly car allowance in such an amount that the cost for the Company is approximately the same as if the Employee used a car provided by the Company.”

4.	A new Section 4.5 is hereby added to the Employment Agreement as follows:

“4.5 Vacation Days. The Employee shall be entitled to the same number of vacation days on an annual basis as he received prior to the assignment of this Agreement from CCE to the Company effective as of September 1, 2015. Unused vacation days will be carried over to the Company.”

5.	A new Section 4.6 is hereby added to the Employment Agreement as follows:

“4.6 Severance Payment. The Employee shall be entitled to receive the same severance payment (“Abfertigung”) upon the Employee’s retirement from the Company as he would have received if at that time he would have still been employed by CCE.”

6.	The name and address of the Employer set forth in Section 10 of the Employment Agreement is hereby amended as follows:

“Employer:Century Resorts International Ltd.

c/o Abax Corporate Services Ltd

6th Floor, Tower A

1 CYBERCITY

Ebene

Mauritius”

7.	Assignment. All rights and obligations of CCE under the Employment Agreement are hereby assigned in all respects to CRI as of the Effective Date.

8.	Terms. Unless otherwise defined in this Amendment, terms with their initial letters capitalized shall have the meanings set forth in the Employment Agreement.

9.

No Other Amendment; Conflicting Terms.  Except as expressly provided above, the Employment Agreement shall remain in full force and effect. In the event there is a conflict between the Employment Agreement and this Amendment, this Amendment will govern.

10.

Counterparts; Electronic Signatures.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Signatures to this Amendment delivered by the use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the Effective Date.

EMPLOYEE:

/s/ Dr. Erwin Haitzmann

Dr. Erwin Haitzmann

EMPLOYER:

Century Resorts International Ltd.

By: /s/ Andreas Terler

Name: Andreas Terler

Title: Alternate Director

FORMER EMPLOYER:

Century Casinos Europe GmbH

By: /s/ Andreas Terler

Name: Andreas Terler

Title: Managing Director

ADDITIONAL PARTIES:

Century Casinos, Inc.

By: /s/ Margaret Stapleton

Name: Margaret Stapleton

Title: Principal Financial/Accounting Officer

On behalf of the Compensation Committee of the Board of Directors of Century Casinos, Inc.:

/s/ Gottfried Schellmann

Gottfried Schellmann

Director and Member of the Compensation Committee

/s/ Dinah Corbaci

Dinah Corbaci

Director and Member of the Compensation Committee